Exhibit 10.1



                AMENDMENTS TO SUPPLEMENTAL COMPENSATION PLAN
                --------------------------------------------
                         (Effective as of March 8, 1995)

A new Paragraph 6f is hereby added to the Plan to read as follows:

"6f. Anything in this Plan to the contrary notwithstanding, the maximum amount of any award of supplemental compensation to be made to any individual for any year commencing with 1995 under this Plan is 2% of the maximum amount creditable to the Reserve for that year. The Compensation and Option Committee may in its discretion make individual awards of supplemental compensation that are lower than, but not greater than, such maximum amount. Anything in this Plan to the contrary notwithstanding, this Plan shall be interpreted in a manner consistent with the requirements for performance-based compensation plans under Section 162(m) of the Internal Revenue Code of 1986, as amended."

Paragraph 16 of the Plan is hereby amended by adding the following new sentence at the end of such paragraph:

"Any such rules adopted pursuant to this paragraph shall be deemed part of this Plan."

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